Exhibit 99.1

FOR IMMEDIATE RELEASE

AeroGrow Reports Fourth Quarter and Year End Financial Results

-	Revenues of $6.4 million for the quarter
-	Revenues of $13.1 million for the full year
-	Quarterly revenue for the AeroGarden exceeds prior “holiday” quarter

Boulder, CO - June 27, 2007 -- AeroGrow International, Inc. (NASDAQ: AERO ) ("AeroGrow" or the "Company"), makers of the AeroGarden® kitchen garden appliance, announced results for the quarter and year ended March 31, 2007.

For the quarter ended March 31, 2007, AeroGrow reported revenues of approximately $6.4 million, an increase of 30% over the $4.9 million reported for the previous “holiday season” quarter ended December 31, 2006. Further, for the quarter ended March 31, 2007, gross margins improved to 43.7%, or $2.8 million, from 32.4%, or $1.6 million, for the quarter ended December 31, 2006, an increase of 11.3%. For the quarter ended March 31, 2007 AeroGrow reported a net loss of $2.0 million or $0.20 per share.

For the year ended March 31, 2007, AeroGrow reported revenues of $13.1 million, the first full year of operations since the introduction of the AeroGarden in March 2006. For the three month period ended March 31, 2006, AeroGrow had reported $35,245 in revenues, the period during which AeroGrow first began shipment of its AeroGarden products.

“Our first year of operations was exceptional in terms of our sales growth, the number of new products launched, the number of retailers carrying our products in multiple channels, the success of our products on TV, including our infomercials and QVC and the awareness our products have gained on a national scale,” stated AeroGrow Founder and CEO, Michael Bissonnette. “We intend to continue to build on these important first steps, not only to expand our distribution both domestically and internationally, but to improve our margins, expand our product offerings and increase our recurring revenue stream from our growing customer base.”

The year ended March 31, 2007 represented AeroGrow’s first full year of revenues from operations. Initial shipments of our products began in March 2006.  The following table sets forth, as a percentage of sales, our quarterly financial results for this first twelve months of operations:

	Three months ended
	31-Mar-07	31-Dec-06	30-Sep-06	30-Jun-06
Revenue ($000)	$6,434	$4,857	$1,030	$821
Revenue (%)
Product sales- retail	65.1%	67.2%	77.6%	84.4%
Product sales- direct to consumer	34.9%	32.8%	22.4%	15.6%
Total sales	100.0%	100.0%	100.0%	100.0%
Operating expenses
Cost of revenue	56.3%	67.5%	80.3%	82.2%
Research and development	8.8%	14.4%	39.7%	52.9%
Sales and marketing	44.0%	40.5%	132.0%	116.9%
General and administrative	21.4%	21.5%	75.1%	104.1%
Total operating expenses	130.5%	143.9%	327.1%	356.1%
Loss from operations	(30.5%)	(43.9%)	(227.1%)	(256.1%)

For the year ended March 31, 2007, AeroGrow reported a net loss of $10.1 million. For the year ended March 31, 2007, gross margins were $4.7 million or 36.1% of revenues. Impacting gross margins for the year ended March 31, 2007 were costs associated with AeroGrow electing to expedite shipping of approximately 15,000 AeroGardens from its factory in China by air rather than by sea in order to expedite our initial deliveries in April 2006 and to satisfy customer demands in the November/December 2006 holiday timeframe, at an incremental air-freight cost of $27 per unit, as well as air-freight costs associated with expediting component parts for seed kit production in January 2007, for a total of additional freight cost of approximately $490,000.

Also included in the net loss for the year ended March 31, 2007 were the following non-cash charges:

•
$1.66 million in penalties payable to investors of the Company's 2005 convertible debt offering and 2006 private  placement offering which were payable in the form of shares of the Company's common stock. These penalties were related to delays experienced by the Company in obtaining SEC approval for the registration of the Company's common stock and shares of common stock underlying outstanding warrants and convertible debt related to these offerings.

•	$1.07 million in stock and stock option grants to management, employees, directors and consultants under the Company's Equity Compensation plan during the Company's launch phase.

•	$242,000 in non-cash interest charges related to the issuance and subsequent modification of the Company's 2005 convertible debt offering.

Earnings Conference Call

AeroGrow will host a conference call today, Wednesday, June 27, 2007 to review operational results for the three months and fiscal full year ended March 31, 2007. In addition, AeroGrow will discuss additional developments including new major retailers that will be launching the AeroGarden within the next six months.

The conference call is scheduled for 4:30 P.M. Eastern Time (ET). To participate in the call, please dial:

U.S. and Canada:	1 (800) 374-0113
International:	1 (706) 758-9607

A replay of the call will be available within 12 hours of completion. You will be able to access it for the following 30 days through the AeroGrow website at www.aerogrow.com/investors or by phone until July 27, 2007. To access the replay by phone, please dial:

U.S. and Canada:	1 (800) 642-1687
International:	1 (706) 645-9291
Conference ID:	4224537

About AeroGrow International, Inc.

Founded in 2002 in Boulder, Colorado, AeroGrow International, Inc. is dedicated to the research, development and marketing of the AeroGarden®, the world's first kitchen garden appliance. The AeroGarden features NASA-proven, dirt-free aeroponic technology, allowing anyone to grow farmer's market fresh herbs, salad greens, tomatoes, chili peppers, strawberries and more, indoors, year-round, so simply and easily that no green thumb is required. See www.aerogrow.com.

CONTACTS:

Corporate
John Thompson
AeroGrow International, Inc.
(303) 444-7755
john@aerogrow.com

Investor
Justin Davis
After Market Support, LLC
Toll Free: (800) 979-2494
justin.davis@aftermarketsupport.com

FORWARD-LOOKING STATEMENTS

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements by the Company, statements regarding growth of the AeroGarden product line, optimism related to the business, expanding sales and other statements in this press release are forward-looking statements within the meaning of the Securities Litigation Reform Act of 1995. Such statements are based on current expectations, estimates and projections about the Company's business. Words such as expects, anticipates, intends, plans, believes, sees, estimates and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict. Actual results could vary materially from the description contained herein due to many factors including continued market acceptance of the Company's products or the need to raise additional capital. In addition, actual results could vary materially based on changes or slower growth in the kitchen garden appliance market; the potential inability to realize expected benefits and synergies; domestic and international business and economic conditions; changes in customer demand or ordering patterns; changes in the competitive environment including pricing pressures or technological changes; technological advances; shortages of manufacturing capacity; future production variables impacting excess inventory and other risk factors listed from time to time in the Company's Securities and Exchange Commission (SEC) filings under "risk factors" and elsewhere. The forward-looking statements contained in this press release speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.

AEROGROW INTERNATIONAL, INC.
CONDENSED STATEMENTS OF OPERATIONS	Year ended	Three months ended	Three month transitional period ended
	March 31,	March 31,	March 31,
	2007	2007	2006
		(Unaudited)
Revenue
Product sales	$13,144,037	$6,434,179	$35,245
Operating expenses
Cost of revenue	8,404,507	3,619,356	134,622
Research and development	2,113,255	568,760	978,539
Sales and marketing	7,117,613	2,831,764	2,548,583
General and administrative	4,050,312	1,378,373	2,010,907
Total operating expenses	21,685,687	8,398,253	5,672,651

Loss from operations	(8,541,650)	(1,964,074)	(5,637,406)
Other (income) expense, net
Interest (income)	(176,173)	(18,665)	(39,919)
Interest expense	356,594	51,149	1,813,278
Loss on modification of debt	-	-	132,578
Registration rights penalty	1,664,380	-	-
Total other (income) expense, net	1,844,801	32,484	1,905,937
Net loss	$(10,386,451)	$(1,996,558)	$(7,543,343)
Net loss per share, basic and diluted	$(1.10)	$(0.20)	$(0.84)
Weighted average number of common shares outstanding, basic and diluted	9,505,926	10,121,762	8,956,353

BALANCE SHEET DATA	March 31,	March 31,
	2007	2006
ASSETS
Current assets
Cash and cash equivalents	$5,495,501	$8,852,548
Restricted cash	84,363	-
Accounts receivable,	1,884,743	43,156
Other receivable	182,221	-
Inventory	3,940,614	192,946
Prepaid expenses and other	480,990	199,590
Total current assets	12,068,432	9,288,240
Property and equipment	909,496	480,771
Other assets	63,878	71,998
Total Assets	$13,041,806	$9,841,009
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Due to factor	$645,151	$-
Accounts payable	3,192,734	487,474
Accrued expenses	1,166,485	334,524
Deferred rent	53,531	-
Convertible debentures	-	792,539
Mandatorily redeemable common stock	-	310,000
Total current liabilities	5,057,901	1,924,537
Stockholders' equity
Common stock	11,065	9,103
Additional paid-in capital	37,765,003	27,313,081
Accumulated (deficit)	(29,792,163)	(19,405,712)
Total Stockholders' Equity	7,983,905	7,916,472
Total Liabilities and Stockholders' Equity	$13,041,806	$9,841,009